UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 23, 2017

WAYFAIR INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36666	36-4791999
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4 Copley Place, 7th Floor
Boston, MA 02116
(Address of principal executive offices) (Zip Code)

(617) 532-6100
(Registrant’s telephone number, include area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
On February 23, 2017, Wayfair Inc. (the "Company") issued a press release announcing its financial results for the quarter and year ended December 31, 2016. A copy of the press release is furnished as Exhibit 99.1 and is incorporated herein by reference.
The information furnished in this Item 2.02 (including Exhibit 99.1) shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, except as expressly provided by specific reference in such a filing.
Item 7.01. Regulation FD Disclosure.
On February 23, 2017, the Company issued a letter to shareholders (the "Letter to Shareholders"). A copy of the Letter to Shareholders is furnished as Exhibit 99.2 and is also available on the Company's investor relations website, investor.wayfair.com, as a part of our investor presentation.
On February 22, 2017, the Company entered into a $40 million credit card program and a $100 million secured revolving credit facility with Citibank, N.A. which replace the Company's existing credit card program and credit facility. The Company expects to provide additional information about the credit card program and revolving credit facility in its Annual Report on Form 10-K to be filed for the fiscal year ended December 31, 2016.
The information furnished in this Item 7.01 (including Exhibit 99.2) shall not be deemed "filed" for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly provided by specific reference in such a filing.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

99.1	Press Release issued on February 23, 2017
99.2	Letter to Shareholders issued on February 23, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WAYFAIR INC.

Date: February 23, 2017	By:	/s/ NIRAJ SHAH
Niraj Shah
President and Chief Executive Officer

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